UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2016 (June 28, 2016)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 269-8175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 28, 2016, Healthcare Realty Trust Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and J.P. Morgan Securities LLC (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 8,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,200,000 shares of Common Stock, which the Underwriters exercised in full on June 29, 2016. The net proceeds of the Offering, after deducting estimated offering expenses and after giving effect to the exercise of the Underwriters’ option, will be approximately $304.6 million. The Company intends to use the net proceeds from the Offering for general corporate purposes, including the acquisition and development of outpatient healthcare facilities. Pending such investments, the Company will apply the net proceeds to outstanding indebtedness under its unsecured credit facility and unsecured term loan and to the repayment of mortgage debt. Completion of the Offering is subject to customary closing conditions and is expected to occur on or about July 5, 2016.

In connection with the Offering, the directors and executive officers of the Company have agreed to enter into 45-day “lock-up” agreements in substantially the form attached to the Underwriting Agreement.

The Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company and its affiliates for which they have received and may continue to receive customary fees and commissions. In particular, the Underwriters or affiliates of the Underwriters are lenders under the unsecured credit facility and/or the unsecured term loan. Also, the Underwriters are joint lead arrangers and joint book runners under the Company’s unsecured credit facility, an affiliate of Wells Fargo Securities, LLC is the administrative agent under the Company’s unsecured credit facility, and an affiliate of J.P. Morgan Securities LLC is the syndication agent under the Company’s unsecured credit facility. Additionally, Wells Fargo Securities, LLC is a joint lead arranger and joint book runner under the Company’s unsecured term loan, and an affiliate of Wells Fargo Securities, LLC is the administrative agent under the Company’s unsecured term loan. Pursuant to these relationships, the Underwriters will receive some of the net proceeds from the Offering through the repayment of borrowings under the Company’s unsecured credit facility and unsecured term loan.

The Offering is being made under a prospectus supplement and the accompanying prospectus filed with the Securities and Exchange Commission pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-194037). The disclosure under this Item 1.01 is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sales of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events

The Company’s press release announcing the Offering is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The Company’s press release announcing the pricing of the Offering is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Recent Developments

Acquisition and Development Environment

In April 2016, the Company acquired a 46,637 square foot medical office building in Seattle, Washington for a purchase price of $21.6 million. The property is located on the campus of UW Medicine’s Valley Medical Center, a 321 bed medical and surgical hospital. In May 2016, the Company acquired a 63,012 square foot medical office building in Los Angeles, California for a purchase price of $19.8 million, including $13.2 million in assumed mortgage debt. This property is on the campus of HCA’s West Hills Hospital and Medical Center, a 225 bed medical and surgical hospital. Management believes that there is a favorable environment for the acquisition and development of on-campus, multi-tenant medical office facilities with market leading hospitals that meet our investment criteria. The Company anticipates completing acquisitions of $150 million or more over the course of the next 12 months at an average first year cash capitalization rate of 5.5% to 5.75%, in major metropolitan markets in which we have been expanding our presence, including Seattle, Los Angeles, and Washington D.C./Baltimore. The Company also expects to invest $85 million in medical office development and re-development projects over the next 12 months, at targeted stabilized yields ranging from 6.75% to 8.5%. Four such projects are currently underway in

Austin, Birmingham, Denver, and Nashville with leases in place of 79% of square footage and approximately $50 million remaining to spend. The Company anticipates starting two additional projects in the Seattle area with total budgets of $70 million, expected pre-leasing of more than 50% of square footage, with $35 million estimated to be spent over the next 12 months. The acquisition and development of these properties is expected to enhance our internal growth prospects. The acquisitions and the Seattle development projects described in this paragraph are subject to execution of definitive agreements, customary due diligence and other customary conditions. There can be no assurance that we will acquire any of these properties or complete the development of these projects.

At-The-Market Equity Offering Program

On February 19, 2016, the Company entered into sales agreements with five investment banks to allow sales under its at-the-market equity offering program of up to 10,000,000 shares of common stock. As of April 29, 2016, the Company had 7,683,051 shares remaining available to be sold under the sales agreements. Since April 29, 2016, the Company sold 1,814,354 shares of common stock, generating $57.9 million in net proceeds at prices ranging from $30.42 to $33.66 per share (weighted average of $32.39 per share). The Company has 5,868,697 authorized shares remaining available to be sold under the current sales agreements as of the date of this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

1.1	Underwriting Agreement dated June 28, 2016 by and among the Company, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC.

5.1	Opinion of Waller Lansden Dortch & Davis, LLP.

8.1	Tax opinion of Waller Lansden Dortch & Davis, LLP.

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibits 5.1 and 8.1).

99.1	Press release dated June 28, 2016.

99.2	Press release dated June 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ J. Christopher Douglas
J. Christopher Douglas
Executive Vice President and Chief Financial Officer

Date: June 30, 2016

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated June 28, 2016 by and among the Company, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC.

5.1	Opinion of Waller Lansden Dortch & Davis, LLP.

8.1	Tax opinion of Waller Lansden Dortch & Davis, LLP.

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibits 5.1 and 8.1).

99.1	Press release dated June 28, 2016.

99.2	Press release dated June 28, 2016.